SECURITIES AND EXCHANGE COMMISSION


                     Washington, D. C. 20549



                            FORM 8-K



                         CURRENT REPORT



                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported) - May 9, 1997



                     FOREST OIL CORPORATION
     (Exact name of registrant as specified in its charter)



   New York                  0-4597                 25-0484900
(State or other juris-    (Commission             (IRS Employer
diction of incorporation) file number)         Identification No.)


     2200 Colorado State Bank Building, 1600 Broadway, Denver, CO  80202
               (Address of principal executive offices)     (Zip Code)


      Registrant's telephone number, including area code: (303) 812-1400



Item 5.  Other Events

       For information concerning this item, please refer to
Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

       (c)  Exhibits

           (99.1)    Forest Oil Corporation press release
       announcing that it has exercised its right to purchase an additional 2,411,400 shares of Saxon Petroleum Inc.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

       On May 9, 1997, the Company acquired, pursuant to the exercise of certain options, 2,411,400 shares of Saxon Petroleum Inc. in exchange for 65,367 shares of Forest Oil Corporation Common Stock. The Company also converted 1,987,741 Non-Voting Convertible shares into an equal number of Common shares. The Forest shares were issued pursuant to an exemption provided by Regulation S of the Securities Act of 1933. Saxon Petroleum Inc. is an Alberta, Canada corporation.

       The Company currently owns 48,357,283 Common shares and 41,483,033 Non-Voting Convertible shares, representing approximately 49.9% of the outstanding Common shares and all of the outstanding Non-Voting Convertible shares.


       Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FOREST OIL CORPORATION
                                        (Registrant)



Dated:  May 9, 1997                By: /s/ Daniel L. McNamara
                                      Daniel L. McNamara
                                         Secretary